UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2006
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	Identification No.)

11690 NW 105th Street Miami, Florida		33178

(Address of Principal Executive Offices)		(Zip Code)
(305) 500-3726
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 3, 2006, we issued a press release reporting our financial results for the three and twelve months ended December 31, 2005 and our 2006 Forecast (the “Press Release”). We also hosted a conference call and webcast on February 3, 2006 during which we made a presentation on our financial results for the three and twelve months ended December 31, 2005 and our 2006 Forecast (the “Presentation”). The Press Release and the Presentation are available on our website at www.ryder.com.
The Press Release and the Presentation include information regarding our (i) comparable earnings and comparable earnings per share from continuing operations excluding the gain from our headquarters complex sale and net tax benefits and (ii) earnings before restructuring and income taxes, each of which is a non-GAAP financial measure as defined by SEC regulations. We believe that comparable earnings and comparable earnings per share from continuing operations provide useful information to investors because they exclude significant items that are unrelated to our ongoing business operations. We present earnings before restructuring and income taxes because we use this measure to evaluate the performance of our business segments and for informational purposes as such measure is often requested by our investors.
The information in this Report, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing .
Item 9.01(c) Exhibits
     The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated February 3, 2006, relating to Ryder System, Inc.’s financial results for the three and twelve months ended December 31, 2005 and its 2006 Forecast.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on February 3, 2006, relating to Ryder System, Inc.’s financial results for the three and twelve months ended December 31, 2005 and its 2006 Forecast.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2006	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach, Executive Vice
President and Chief Financial Officer

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